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                                 EXHIBIT 23







INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-34075, 33-13252, 2-98550, 33-20888, 33-30690, 33-51679, 33-60474, 33-55223, 33-
55553, and 33-61149 of Fifth Third Bancorp on Form S-8 of our report dated January 12, 1996, incorporated by reference in this Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 1995.


/s/Deloitte & Touche LLP


February 22, 1996
Cincinnati, Ohio